Del Webb Corporation
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                               ROBERTSON C. JONES
                             Senior Vice President
                                General Counsel



March 15, 1999






Dear ___________:

The Board of Directors of Del Webb Corporation (the "Company") and the Human Resources Committee (the "Committee") of the Board have determined that it is in the best interest of the Company and its shareholders for the Company to agree, as provided herein, to pay you termination compensation in the event you should leave the employ of the Company or a Subsidiary under the circumstances described below. Reference in this letter to your employment by or with the Company shall be deemed to include employment by or with a Subsidiary.

The Board and Committee recognize that the continuing possibility of a change in the control of the Company is unsettling to you and other senior executives of the Company. Therefore, these arrangements are being made to help assure a continuing dedication by you to your duties to the Company notwithstanding the occurrence or potential occurrence of a change in control. In particular, the Board and the Committee believe it important, should the Company receive proposals from third parties with respect to its future, to enable you, without being influenced by the uncertainties of your own situation, to assess and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board and the Committee also wish to demonstrate to executives of the Company and its Subsidiaries that the Company is concerned with the welfare of its executives and intends to see that loyal executives are provided with the benefits stated herein.

In view of the foregoing and in further consideration of your continued employment with the Company, the Company agrees with you as follows:

1. LIMITED RIGHT TO RECEIVE SEVERANCE BENEFITS. In the event that within twenty-four (24) months after a "Change in Control" (as defined herein) of the Company your employment with the Company is terminated, you shall be entitled to the severance benefits provided in Section 3 hereof unless such termination is (i) because of your death, "Permanent Disability" (as defined herein) or retirement, (ii) by the Company for "Cause" (as defined herein) or (iii) by you, other than for "Good Reason" (as defined herein).
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2. CERTAIN DEFINITIONS. For purposes of this Agreement:

         (a) CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred in any or all of the following instances:

                  (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a Company owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                  (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) The stockholders of Company approve a merger or consolidation of Company with any other Company, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

         (b) POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" shall be deemed to have occurred in any or all of the following instances:
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                  (i)      Company enters into an agreement, the consummation of
                           which would result in the occurrence of an Actual Change in Control;

                  (ii) Any person (including Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (iii) Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company who is or becomes the beneficial owner, directly or indirectly, of securities of Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases such person's beneficial ownership of such securities by five percentage points (5 %) or more over the percentage so owned by such person; or

                  (iv) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

For purposes of Sections 2(a) and 2(b) above, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

         (c) RETIREMENT. Termination by the Company or you of your employment based on "Retirement" shall mean (i) voluntary retirement by you from active full- time employment with any person or Company on and after the attainment of sixty-five
                  (65) years, (ii) voluntary separation because of retirement from active employment in accordance with the Company's retirement policy in effect as of the date of Change in Control (including early retirement at your option) generally applicable to its salaried employees, or (iii) in accordance with any written retirement policy established by the Company for you with your written consent.

         (d) PERMANENT DISABILITY. If, as a result of your incapacity because of physical or mental illness, you shall have been absent from your duties with the Company or a Subsidiary on a full-time basis for six (6) months or more and you apply for and are approved for long-term disability payments under the Company's long-term disability plan, the Company may terminate this Agreement for "Permanent Disability."

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                  Notwithstanding  the  foregoing,  this  Agreement  may  not be terminated pursuant to this Section 2(d) unless the incapacity giving rise to such Permanent Disability occurs prior to the occurrence of an event which might cause amounts to be payable to you under this Agreement. Once payments have begun pursuant to any provision of this Agreement, this Agreement may not be terminated pursuant to this Section 2(d) and such payment shall not cease or diminish on account of your Permanent Disability.

         (e) CAUSE. The Company shall have "Cause" to terminate your employment upon (i) the breach by you of any employment contract between you and the Company, or (ii) your conviction of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals).

         (f) GOOD REASON. You may terminate your employment for Good Reason, and receive the benefits provided in Section 3 hereof, only if you do so within one hundred twenty (120) days following the occurrence of the last of any of the events specified in (i) - (v) below. Termination of your employment by you for "Good Reason" shall mean:

                  (i) without your express written consent, the assignment to you of any duties that are not reasonably consistent with your positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a demotion, or a change in your titles or offices as in effect immediately prior to a Change in Control, or any removal of you from or any failure to re-elect you to any of such positions, except in connection with the termination of your employment for Cause, Permanent Disability or as a result of your death or by other than for Good Reason;

                  (ii) a reduction by the Company in your base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (iii) (A) the failure by the Company to continue in effect any thrift, incentive or compensation plan, or any pension, life insurance, health and accident or disability plan in which you are participating at the time of a Change in Control of the Company (or plans providing you with substantially similar benefits),
                           (B) the taking of any action by the Company which would adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefit enjoyed by you at the time of the change in control, or (C) the failure by the Company to provide you with the number of paid vacation days to which you are then entitled
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May 15, 1999
Page 5

                           on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof ;

                  (iv) you are assigned to, or the Company's office at which you are principally employed immediately prior to the date of the Change in Control of the Company is relocated to, a location which would require a round-trip commute to work from your residence of more than one hundred (100) miles per day:

                  (v) the failure of the Company to obtain an agreement satisfactory to you from any successor to the business, or substantially all the assets, of the Company to assume this Agreement or issue a substantially similar agreement;

         (g) Termination of your employment by you for "Good Reason," with receipt of the benefits provided in Section 3, shall also include:

                  (i) your termination by the Company, purportedly for Cause, if it is thereafter determined that cause did not exist under this Agreement with respect to your termination.

                  (ii) the taking of any action by the Company at the request of or on behalf of any person, after the occurrence of a Potential Change in Control, but prior to a Change in Control, terminating this Agreement or terminating your employment with the Company, other than for Cause: PROVIDED THAT, for purposes of this subparagraph only, Cause shall include willful and gross misconduct on your part that is materially and demonstratively detrimental to the Company.

         (h) NOTICE OF TERMINATION. Any termination by the Company or you shall be communicated by written notice to the other party ("Notice of Termination"). With respect to any termination by the Company for Cause, Retirement or Disability, or any termination by you for Good Reason, the Notice of Termination shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         (i)      SUBSIDIARY.  "Subsidiary"  means any  corporation in which the
                  Company owns, directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total  combined  voting power of all classes of stock, or any other entity  (including,  but not limited to,  partnerships and joint ventures) in which the
                  Company  owns at least  fifty  percent  (50%) of the  combined equity thereof.
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3.       EFFECT  OF  TERMINATION.  If you  are  entitled  to  receive  severance benefits pursuant to this agreement, such severance benefits shall be as follows:

         (a) within five (5) days following your termination, you will be entitled to a cash payment in lump sum (or, if you make an irrevocable election prior to a Change in Control, payable in equal biweekly installments without interest) equal to the sum of two (2) times (I) the highest annual base salary in effect at any time during the twelve (12) months prior to the date the Notice of Termination is given ("Termination Salary"), plus (ii) an amount equal to the greater of the value of all bonuses paid to you during the twelve (12) month period prior to the giving of such Notice of Termination, or your current target bonus under the management incentive program then in effect;

         (b) any stock options to purchase common stock of the Company or stock appreciation rights held by you on the date the Notice of Termination is given, which are not at that date currently exercisable, shall on that date automatically become exercisable; and be exercisable for three (3) months after termination of employment;

         (c) all shares of common stock of the Company held by you under the Company's long-term incentive plans which are still subject to restrictions on the date the Notice of Termination is given shall, as of that date, automatically become free of all restrictions;

         (d)      a payment of twenty percent (20%) of your  Termination  Salary
                  in  lieu  of  fringe   benefits   other  than  those  provided
                  separately in Section 5.

4. EXCISE AND INCOME TAX GROSS-UP. The Internal Revenue Code of 1986 (the "Code") imposes significant tax burdens on you and Company if the total amounts received by you pursuant to this agreement exceed prescribed limits. These tax burdens include a requirement that you pay a 20% excise tax on certain amounts received in excess of the prescribed limits and a loss of deduction for Company. If, as a result of these Code provisions, you are required to pay such excise tax, then upon written notice from you to Company, Company shall pay you an amount equal to the total excise tax imposed on you (including the excise tax reimbursements due pursuant to this sentence and the excise taxes on any federal and state tax reimbursements due pursuant to the next sentence). If Company is obligated to pay you pursuant to the preceding sentence, Company also shall pay you an amount equal to the "total presumed federal and state taxes" that could be imposed on you with respect to the excise tax reimbursements due to you pursuant to the preceding sentence and the federal and state tax reimbursements due to you pursuant to this sentence. For purposes of the preceding sentence, the "total presumed federal and state taxes" that could be imposed on you shall be
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May 15, 1999
Page 7


         conclusively  calculated  using a combined tax rate equal to the sum of
         (a) the highest individual income tax rate in effect under (i) Federal tax law and (ii) the tax laws of the state in which you reside on the date that the payment under this Section 4 is computed and (b) the hospital insurance portion of FICA. No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose. You will be responsible for paying the actual taxes. The amounts payable to you pursuant to this or any other agreement or arrangement with Company will not be limited in any way by the amount that may be paid pursuant to the Code without the imposition of an excise tax or the loss of Company deductions. Either you or Company may elect to challenge any excise taxes imposed by the Internal Revenue Service and you and Company agree to cooperate with each other in prosecuting such challenges. If you elect to litigate or otherwise challenge the imposition of such excise tax, however, Company will join you in such litigation or challenge only if Company's General Counsel determines in good faith that your position has substantial merit and that the issues should be litigated from the standpoint of Company's best interest.

5.       EFFECT ON OTHER BENEFITS.  Except to the extent  specified in Section 3
         hereof,   this  Agreement  shall  not  affect  your  participation  in, distributions from and vested rights under any pension,  profit sharing
         or  other  employee   benefit  plan  of  the  Company  or  any  of  its
         Subsidiaries, which will be governed by the terms of those respective plans. Any forfeitures you experience under any pension, profit sharing or stock bonus plans because of your termination shall be paid to you by the Company in cash in the event any payment is made to you pursuant to Section 3. In the event that on the date your employment with the Company is terminated (and provided you are entitled to benefits) you are provided or are entitled to the use of an automobile under the Company's executive automobile policy, you shall have the use of such automobile for one (1) year after the date of such termination of employment, on terms no less favorable than those contained in such policy prior to such termination of employment. In addition, for a twelve (12) month period after any termination entitling you to benefits under Section 3 hereof, the Company shall arrange to provide you with life, disability, accident and group health benefits and coverages substantially similar to those which you were receiving immediately prior to the Notice of Termination. The cost to you of such coverage shall be not more than the cost to you of similar coverage immediately prior to the Notice of Termination. Your right to continued life, disability, accident and health benefits shall be in addition to and not in lieu of your rights under the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA").
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6.       CONTINUATION  OF EMPLOYMENT.  This Agreement  shall not be construed to confer upon you any right to continue in the employ of the Company or a Subsidiary, and shall not limit any right of the Company or a Subsidiary to in its sole discretion terminate your employment.

7. ENTIRE AGREEMENT. This Agreement supersedes the change in control agreement between the Company and you entered into on N/A, 19 , respecting certain termination benefits which might become payable to you in connection with a change in control. In the event of the termination of your employment under circumstances entitling you to the termination payments hereunder, the arrangements provided for by this Agreement, together with any written employment contract between you and the Company and any applicable benefit plan of the Company or any of its Subsidiaries in effect at the time (including but not limited to the plans referred to in Section 5), would constitute the entire obligation of the Company to you and performance thereof would constitute full settlement of any claim that you might otherwise assert against the Company on account of such termination.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of you, your estate and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

9. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by you and such officer as may be specifically designated by the Board of Directors of the Company.

         No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

10. TERMINATION OF THIS AGREEMENT. This Agreement may be unilaterally terminated by the Company upon twelve (12) months prior written notice to you; PROVIDED THAT (subject to the provisions of Section 2(f) relating to a Potential Change in Control) after the occurrence of a Potential Change in Control the foregoing provision shall not apply.
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May 15, 1999
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11.      MEDIATION AND ARBITRATION.

         (a) MEDIATION. Any and all disputes arising under, pertaining to or touching upon this Agreement or the statutory rights or obligations of either you or the Company hereto, shall, if not settled by negotiation, be subject to non- binding mediation. Excepted from this Section 11 is the right of Company or you to seek preliminary judicial relief with respect to a dispute should such action be necessary to avoid immediate, irreparable harm or damage pending the proceedings provided for in this Section 11. Mediation shall be before an independent mediator selected by the you or the Company pursuant to Section 11(e). Any demand for mediation shall be made in writing. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation hearing will occur at a time and place convenient to the parties in Maricopa County, Arizona, within 30 days of the date of selection or appointment of the mediator.

         (b)      ARBITRATION.  In the event  that the  dispute  is not  settled through mediation, you shall then proceed to binding arbitration before a panel of three independent arbitrators selected pursuant to Section 11(e). The mediator shall not serve as an arbitrator. ALL DISPUTES INVOLVING ALLEGED UNLAWFUL EMPLOYMENT DISCRIMINATION, TERMINATION BY ALLEGED BREACH OF CONTRACT OR POLICY, OR ALLEGED EMPLOYMENT TORT COMMITTED BY COMPANY OR A REPRESENTATIVE OF COMPANY, INCLUDING CLAIMS OF VIOLATIONS OF FEDERAL OR STATE DISCRIMINATION STATUTES OR PUBLIC POLICY, SHALL BE RESOLVED PURSUANT TO THIS PARAGRAPH (b) AND THERE SHALL BE NO RECOURSE TO COURT, WITH OR WITHOUT A JURY TRIAL. The arbitration hearing shall occur at a time and place convenient to you and Company in Maricopa County, Arizona, within 30 days of selection or appointment of the last of the three arbitrators. If Company has adopted a policy that is applicable to arbitrations with executives, the arbitration shall be conducted in accordance with said policy to the extent that the policy is consistent with this
                  Agreement and the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16. If no such policy has been adopted, the arbitration shall be governed by the current arbitration rules of the American Arbitration Association or its successor (the "Association"). Notwithstanding any provisions in such rules to the contrary, the arbitrators shall issue findings of fact and conclusions of law, and an award, within 15 days of the date of the hearing unless the parties otherwise agree.

         (c) DAMAGES. In case of breach of contract or policy, damages shall be limited to contract damages. In cases of intentional discrimination claims prohibited by statute, the arbitrators may direct payment consistent with 42
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May 15, 1999
Page 10


                  U.S.C.ss. 1981(a) and the Civil Rights Act of 1991. In cases of employment tort, the arbitrators may award punitive damages if proved by clear and convincing evidence. Issues of procedure, arbitrability, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C.ss.ss.1-16, except that Court review of the arbitrators' award shall be that of an appellate court reviewing a decision of a trial judge sitting without a jury. The arbitrators may not award reinstatement. Instead, if the arbitrators find that the termination by Company was not for Permanent Disability or not for Cause or that your termination was for Good Reason, you shall only be entitled to the severance benefits provided by
                  Section 3 and payment of your reasonable legal expenses in such arbitration. Until a final, binding determination has been entered relieving Company of its duty to provide payments hereunder, Company shall pay you all amounts to which you would be entitled under Section 3, calculated on the assumption that your employment had been terminated without Cause.

         (d) SELECTION OF MEDIATOR OR ARBITRATORS. You and Company shall elect the mediator from a panel list made available by the Association. If you or Company are unable to agree to a mediator within ten days of receipt of a demand for mediation, the mediator will be chosen by alternatively striking from a list of five mediators obtained by Company from the Association. You shall have the first strike. You and Company shall also select the arbitrators from a panel list made available by the Association. Company and you each shall select one arbitrator from such panel list within ten days of receipt of such list. After Company and you have each selected an arbitrator, the two arbitrators so selected shall select the third arbitrator from such list within the next ten days.

         (e) EXPENSES. The costs and expenses of any mediator shall be borne by Company. Should you or Company, at any time, initiate arbitration for breach of this Agreement, Company shall reimburse you for all amounts spent by you to pursue such arbitration, unless the arbitrator finds your action to have been frivolous and without merit.

12. SEVERABILITY. If any one (1) or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or enforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law. Any such reformation shall be read as narrowly as possible to give the maximum effect to our mutual intentions.

May 15, 1999
Page 11


13. MITIGATION. In the event that your employment is terminated and payments become due pursuant to this Agreement, you shall have no duty to mitigate damages or to become re-employed by another employer.

         If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Company in accordance with its terms.

14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.


Sincerely yours,


/s/ Robertson C. Jones

Robertson C. Jones

RCJ/cjk
Enclosure



                                     AGREED:

May 15, 1999
Page 12

                  ELECTION FOR RECEIPT OF INSTALLMENT PAYMENTS
                  --------------------------------------------



Pursuant to the terms of the Change in Control Agreement dated March , 1999 between Del Webb Company and the undersigned, I elect to have the payments due me under Section 3(a) of this letter agreement paid to me in equal biweekly installments over a period of twenty-four (24) months.


                                        --------------------------------------

                                        Date:
                                              --------------------------------

State of Arizona           )
                           )  ss.
County of Maricopa         )

The foregoing instrument was acknowledged before me this day of ________, ____, by Mary S. Alexander.


My Commission Expires________________ ._____________________ .
                                             Notary

                                                                         EXHIBIT


                              DEL WEBB CORPORATION
                           CHANGE IN CONTROL AGREEMENT
                               LIST OF RECIPIENTS


Mary S. Alexander
Larry W.  Beckner
Kimball Bannister, III
John H. Gleason
LeRoy C. Hanneman, Jr.
Robertson C. Jones
Anne L. Mariucci
Helen M. McEnerney
Donald V. Mickus
Frank D. Pankratz
Scott J. Peterson
David E. Rau
Charles T. Roach
David G. Schreiner
M. Lynn Schuttenberg
John A. Spencer
Robert R. Wagoner